Consent of Randy Lee Bergstrom

I consent to the filing of the forms of my tax opinions as exhibits to the Registration Statement on Form N-14 of Principal Investors Fund, Inc. to be filed with the Securities and Exchange Commission on or about March 9, 2005 and to the reference made to me therein and in any amendment thereto.

/s/ Randy Lee Bergstrom

Randy Lee Bergstrom
711 High Street
Des Moines, Iowa  50392-0200
March 9, 2005